UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      June 21, 2006
                                                 ---------------------

                               China Media1 Corp.
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             (Exact name of registrant as specified in its charter)

        Nevada                       000-50193                   46-0498798
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

      142-757 West Pender Street, Suite 328, Vancouver, BC, Canada V6C 1A1
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               (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (778) 881-0939

                                      None
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                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

      (a) See Item 3.02 below.

Item 1.02   Termination of a Material Definitive Agreement.

      Not applicable.

Item 1.03   Bankruptcy or Receivership.

      Not applicable.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

      Not applicable.

Item 2.02   Results of Operations and Financial Condition.

      Not applicable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      Not applicable.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

      Not applicable.

Item 2.05   Costs Associated with Exit or Disposal Activities.

      Not applicable.

Item 2.06   Material Impairments.

      Not applicable.

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

      Not applicable.

Item 3.02   Unregistered Sales of Equity Securities.

      Note and Warrant Private Placement. On June 21, 2006, China Media1 Corp. issued $150,000 of principal amount of convertible promissory notes and warrants to purchase shares of China Media1's common stock. The aggregate gross proceeds from the sale of the notes and warrants were $150,000 The convertible notes are due on December 21, 2007 and bear interest at the prime rate plus four percent (4%). The notes are initially convertible into China Media1 common shares at a fixed conversion price of $0.27 per share. After the occurrence of an event of default under the notes, the conversion price shall be adjusted to eighty percent (80%) of the volume weighted average price of China Media1 common shares for the five trading days prior to a conversion date; provided, however that in no event shall such price be less than $0.01.

      Commencing on the seventh month of the notes, China Media must make a payment of one-twelfth (1/12th) of the principal amount of each note, either in cash or by conversion of such amount into China Media1 common shares. If, on the payment date, the market price for China Media1's common shares are below $0.54 per share, China Media1 may make this payment either in cash at 110% of the amount of the payment or in China Media1 common shares at a conversion rate equal to the lesser of $0.27 per share or eighty percent (80%) of the volume weighted average price of China Media1 common shares for the five trading days prior to a conversion date; provided, however, that in no event shall such price be less than $0.01, subject to certain limitations. However, if, on the payment date, the market price for China Media1's common shares are equal to or greater than $0.54 per share, then China Media1 must make this payment in China Media1 common shares at a conversion price of $0.27 per share.

      The notes were issued with "Class A" warrants to purchase up to 555,556 shares of China Media1 common stock at an exercise price of $0.44 per share.

      China Media1 granted "piggyback" registration rights with respect to the shares of common stock underlying the notes and the warrants issued in this offering.

      China Media1 relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of the notes and the warrants.

      In connection with the offer and sale of the notes and the warrants, China Media1 engaged Westcap Securities, Inc., an NASD licensed broker-dealer, as its placement agent. Westcap will receive a ten percent (10%) cash commission on the sale of the notes.

Item 3.03   Material Modification to Rights of Security Holders.

      Not applicable.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01   Changes in Registrant's Certifying Accountant.

      Not applicable.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      Not applicable.

Section 5 - Corporate Governance and Management

Item 5.01   Changes in Control of Registrant.

      Not applicable.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Not applicable.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

      Not applicable.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

      Not applicable.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

      Not applicable.

Section 6 - [Reserved]

      Not applicable.

Section 7 - Regulation FD

Item 7.01   Regulation FD Disclosure.

      Not applicable.

Section 8 - Other Events

Item 8.01   Other Events.

      Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired.

            Not applicable.

      (b)   Pro Forma Financial Information.

            Not applicable.

      (c)   Exhibits.

            Exhibit
            Number            Description
            -----------------------------

            10.1              Subscription Agreement

            10.3              Form of Note

            10.3              Form of Class A Warrant


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHINA MEDIA1 CORP.

                                  (Registrant)


Date:  June 27, 2006              By: /s/ Ernest Cheung
                                      ----------------------------------------
                                          Ernest Cheung, President